				(d)(14)(i)
AMENDED SCHEDULE A
	to the
EXPENSE LIMITATION AGREEMENT
VOYA PARTNERS, INC.
OPERATING EXPENSE LIMITS
Name of Fund1		Maximum Operating Expense Limit
		(as a percentage of average net assets)
			Classes

	Adviser	Initial	R6	Service	Service 2	T
Voya Solution 2020 Portfolio2,3	1.22%	0.72%	N/A	0.97%	1.12%	1.42%
Voya Solution 2025 Portfolio2,3	1.28%	0.78%	N/A	1.03%	1.18%	1.48%
Voya Solution 2030 Portfolio2,3	1.29%	0.79%	N/A	1.04%	1.19%	1.49%
Voya Solution 2035 Portfolio2,3	1.33%	0.83%	N/A	1.08%	1.23%	1.53%
Voya Solution 2040 Portfolio2,3	1.33%	0.83%	N/A	1.08%	1.23%	1.53%
Voya Solution 2045 Portfolio2,3	1.36%	0.86%	N/A	1.11%	1.26%	1.56%
Voya Solution 2050 Portfolio2,3	1.36%	0.86%	N/A	1.11%	1.26%	1.56%
Voya Solution 2055 Portfolio2,3	1.36%	0.86%	N/A	1.11%	1.26%	1.56%
Voya Solution 2060 Portfolio2	1.37%	0.87%	N/A	1.12%	1.27%	1.57%
Term Expires May 1, 2018

Voya Solution 2065 Portfolio2	1.37%	0.87%	N/A	1.12%	1.27%	1.57%
Term Expires May 1, 2021
Voya Solution Aggressive Portfolio2	1.39%	0.89%	0.89%	1.14%	1.29%	N/A
Initial Term Expires May 1, 2015
Initial Term for Class R6 Expires May 1, 2017

Voya Solution Balanced Portfolio2,3	1.30%	0.80%	0.80%	1.05%	1.20%	N/A
Initial Term for Class R6 Expires May 1, 2018

_____________________

1This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

2The maximum operating expense limit includes the acquired fund fees and expenses.

3The expense limits will remain in effect five years after the shareholder approval of the bifurcated advisory fees; May 1, 2018.

Name of Fund1		Maximum Operating Expense Limit
		(as a percentage of average net assets)
			Classes

	Adviser	Initial	R6	Service	Service 2	T
Voya Solution Conservative Portfolio2,3	1.16%	0.66%	0.66%	0.91%	1.06%	N/A
Initial Term for Class R6 Expires May 1, 2018

Voya Solution Income Portfolio2,3	1.18%	0.68%	N/A	0.93%	1.08%	1.38%
Voya Solution Moderately Aggressive	1.38%	0.88%	0.88%	1.13%	1.28%	N/A
Portfolio2,3
Initial Term for Class R6 Expires May 1, 2018

Voya Solution Moderately Conservative	1.24%	0.74%	0.74%	0.99%	1.14%	N/A
Portfolio2,3
Initial Term for Class R6 Expires May 1, 2018

					/s/ HE
						HE

Effective Date: May 1, 2020 to reflect the addition of Voya Solution 2065 Portfolio.

_____________________

1

2

3

This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

The maximum operating expense limit includes the acquired fund fees and expenses.

The expense limits will remain in effect five years after the shareholder approval of the bifurcated advisory fees; May 1, 2018.

2